UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

19200 Stevens Creek Blvd. Suite 240

Cupertino, CA 95014
(Address of principal executive offices and zip code)

(650) 812 -8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of a Material Definitive Agreement.

On August 15, 2013, Affymax, Inc. (the “Company”) executed a Seventh Amendment to Lease, dated as of August 14, 2013 and effective as of August 15, 2013 (the “Seventh Amendment”), with CA-Foothill Research Center L.P. (“Landlord”), which provides for the acceleration of the termination date of the lease agreement for the Company’s offices and laboratories located at 4001 Miranda Avenue, 4009 Miranda Avenue and 4015 Miranda Avenue, in Palo Alto, California, dated as of May 30, 1990 (the “Lease Agreement”), as amended by amendments one through six.  The Lease Agreement was previously scheduled to expire on September 30, 2014, and the Seventh Amendment provides for the acceleration of the termination date of the Lease Agreement to August 15, 2013. In consideration for the settlement of outstanding and future lease payments and costs associated with a full and complete relinquishment of the facilities under the Lease Agreement, the Company agreed to make a payments to the Landlord totaling approximately $2.6 million, which amount includes rent and acceleration payments, forfeiture of the Company’s Security Deposit held by the Landlord and authorization for the Landlord to draw upon the Company’s letter of credit held by the Landlord pursuant to the Lease Agreement. The foregoing description of the Seventh Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Company is now headquartered at 19200 Stevens Creek Boulevard, Suite 240, Cupertino, CA 95014.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Seventh Amendment to Lease, executed August 15, 2013, by and between Registrant and CA-Foothill Research Center L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: August 20, 2013	By:	/s/ J. Weston Rose
J. Weston Rose
President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Amendment to Lease, executed August 15, 2013, by and between Registrant and CA-Foothill Research Center L.P.